Exhibit 99.1

ORIC Pharmaceuticals Reports First Quarter 2022

Financial Results and Operational Update

Three ongoing single agent Phase 1 programs, ORIC-533 in multiple myeloma, ORIC-114 in EGFR/HER2 cancers, and ORIC-944 in prostate cancer, all expected to report initial data in 1H2023

Four preclinical presentations at the 2022 AACR Annual Meeting

Cash and investments of $256.2 million expected to fund current operating plan into 2H 2024

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 9, 2022 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended March 31, 2022.

“We continue to make steady progress in advancing our pipeline of novel oncology candidates,” said Jacob M. Chacko, MD, chief executive officer, “We expect to report initial data from our three ongoing studies in the first half of 2023, which includes our Phase 1b single agent trials for ORIC-533, our orally bioavailable CD73 inhibitor, ORIC-114, our brain penetrant EGFR/HER2 inhibitor, and ORIC-944, our embryonic ectoderm development (EED) inhibitor.”

First Quarter 2022 and Other Recent Highlights

Preclinical Data Presented at AACR: In April 2022, ORIC disclosed new preclinical data in three poster presentations and one oral presentation at the 2022 American Association for Cancer Research (AACR) Annual Meeting.

ORIC-533: Oral Small Molecule CD73 Inhibitor

ORIC-533 is a highly potent, orally bioavailable small molecule inhibitor of CD73 that has demonstrated more potent adenosine inhibition in preclinical studies compared to an antibody approach and other small molecule inhibitors of the adenosine pathway. In preclinical studies, ORIC-533 overcame immune suppression and triggered significant lysis and cell death of multiple myeloma cells in an assay comprised of autologous bone marrow microenvironment. A Phase 1b trial with ORIC-533 as a single agent in multiple myeloma is enrolling patients, and the company expects to report initial Phase 1b data from this trial in the first half of 2023.

ORIC-114: EGFR/HER2 Inhibitor

ORIC-114 is a brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations. In preclinical studies, ORIC-114 achieved tumor regressions in an EGFR exon 20 NSCLC model with superior efficacy relative to CLN-081 and demonstrated greater anti-tumor activity compared to mobocertinib (TAK-788) in an intracranial NSCLC model. A Phase 1b trial with ORIC-114 as a single agent is enrolling patients with advanced solid tumors with EGFR or HER2 exon 20 alterations or HER2 amplification and allows for patients with CNS metastases that are either treated or untreated but asymptomatic. The company expects to report initial Phase 1b data from this trial in the first half of 2023.

ORIC-944: PRC2 Inhibitor

ORIC-944 is a potent and selective allosteric inhibitor of polycomb repressive complex 2 (PRC2) that targets its regulatory embryonic ectoderm development (EED) subunit and has demonstrated single agent efficacy in multiple enzalutamide-resistant prostate cancer models in preclinical studies. A Phase 1b trial with ORIC-944 as a single agent is enrolling patients with metastatic prostate cancer, and the company expects to report initial Phase 1b data from this trial in the first half of 2023.

PLK4 Inhibitor Program

In March, the company announced a small molecule therapeutic program intended to address a mechanism of innate resistance found in a subset of breast cancers, specifically a synthetic lethal interaction of polo-like kinase 4 (PLK4) inhibition in tumors bearing a TRIM37 DNA amplification. ORIC discovered novel, potent, orally bioavailable small molecule inhibitors of PLK4 that are highly selective and achieved strong anti-tumor activity of TRIM37 high xenograft tumors, with corresponding pharmacodynamic effects and no body weight loss. The PLK4 inhibitor program is currently in lead optimization.

Anticipated Program Milestones

ORIC anticipates the following upcoming milestones:

•
ORIC-533: Initial Phase 1b data in 1H 2023
•
ORIC-114: Initial Phase 1b data in 1H 2023
•
ORIC-944: Initial Phase 1b data in 1H 2023

First Quarter 2022 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $256.2 million as of March 31, 2022, which the company expects will fund its current operating plan into the second half of 2024.

•
R&D Expenses: Research and development (R&D) expenses were $16.8 million for the three months ended March 31, 2022, compared to $11.7 million for the same period in 2021, an increase of $5.1 million. The increase was primarily driven by an increase in external expenses related to the advancement of ORIC-533, ORIC-114, ORIC-944 and our other product candidates of $4.6 million, offset by a decrease in ORIC-101 costs of $0.7 million due to the discontinuation of the program in the first quarter of 2022. Higher internal expenses related to higher personnel costs, including additional non-cash stock-based compensation of $0.5 million, also contributed to the increase in research and development expenses.

•
G&A Expenses: General and administrative (G&A) expenses were $6.4 million for the three months ended March 31, 2022, compared to $4.9 million for the same period in 2021, an increase of $1.6 million. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.7 million.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; ORIC’s anticipated milestones; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$234,622	$236,979
Prepaid expenses and other current assets	4,463	3,543
Total current assets	239,085	240,522

Long-term investments	21,577	43,386
Property and equipment, net	2,463	2,413
Other assets	11,937	12,321
Total assets	$275,062	$298,642

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$888	$1,886
Accrued liabilities	10,929	13,265
Total current liabilities	11,817	15,151

Other long-term liabilities	10,166	10,515
Total liabilities	21,983	25,666

Total stockholders' equity	253,079	272,976
Total liabilities and stockholders' equity	$275,062	$298,642

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$16,828	$11,697
General and administrative	6,430	4,856
Total operating expenses	23,258	16,553
Loss from operations	(23,258)	(16,553)

Other income:
Interest income, net	99	44
Total other income	99	44
Net loss	$(23,159)	$(16,509)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(699)	48
Comprehensive loss	$(23,858)	$(16,461)
Net loss per share, basic and diluted	$(0.59)	$(0.45)
Weighted-average shares outstanding, basic and diluted	39,431,722	36,679,684